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                                                                     EXHIBIT 5.1

                       [Haynes and Boone, LLP Letterhead]

                                 March 29, 2002


Radiologix, Inc.                             Radiology and Nuclear Medicine
IDE Imaging Partners, Inc.                     Imaging Partners, Inc.
Pacific Imaging Partners, Inc.               Community Imaging Partners, Inc.
WB&A Imaging Partners, Inc.                  Valley Imaging Partners, Inc.
Treasure Coast Imaging Partners, Inc.        Advanced Radiology, LLC
Radiologix Services, Inc.                    Advanced Medical Imaging, Inc.
Advanced Imaging Partners, Inc.              M&S Imaging Partners I, Inc.
Mid Rockland Imaging Partners, Inc.          M&S Imaging Partners, L.P.


3600 JP Morgan Chase Tower
2200 Ross Avenue
Dallas, Texas 75201

Questar Imaging, Inc.                        Questar Duluth, Inc.
Questar Cleveland, Inc.                      Questar Lincoln, Inc.
Questar Tampa, Inc.                          Questar Palm Springs, Inc.
Questar Orlando, Inc.                        Questar Lower Bucks, Inc.
Rocky Mountain OpenScan MRI, LLC             Questar Toledo, Inc.
Premier Advanced Imaging Network, Ltd.       Questar Los Alamitos, Inc.
Questar Kansas, Inc.                         Questar Victorville, Inc.
Questar PVH, Inc.                            Questar Columbus, Inc.
Questar San Francisco, Inc.                  Questar Naperville, Inc.
Questar Henderson, Inc.                      Questar Quakertown, Inc.
Questar TriStates, Inc.                      Questar Tucson, Inc.

3650 JP Morgan Chase Tower
2200 Ross Avenue
Dallas, Texas 75201

M&S Imaging Investments, Inc.
300 Delaware Avenue, Suite 1704
Wilmington, Delaware 19801

Ladies and Gentlemen:

We have acted as counsel for Radiologix, Inc., a Delaware corporation (the "COMPANY"), and the Guarantors (as defined below), in connection with the preparation and filing of the Registration Statement on Form S-4 by the Company and the Guarantors with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on March 28, 2002 (the "REGISTRATION STATEMENT"), with respect to the issuance of up to $160,000,000 aggregate principal amount of the Company's 10 1/2% Series B Senior Notes due 2008 (the "NEW NOTES") and the Guarantors' guarantees thereof in exchange for up to $160,000,000 aggregate principal amount of the Company's 10 1/2% Series A Senior Notes due 2008 (the "OLD NOTES") and the related guarantees thereof. The New Notes and the related guarantees thereof are to be issued pursuant to an exchange offer (the "EXCHANGE OFFER") by the Company and the Guarantors to the holders of the issued and outstanding Old Notes and the related guarantees thereof, as contemplated by the Registration Rights Agreement dated December 12, 2001, among the Company, the Guarantors, Jefferies & Company, Inc., and Deutsche Banc Alex. Brown Inc.

The Old Notes and the related guarantees thereof have been, and the New Notes and the related guarantees thereof will be, issued pursuant to an Indenture dated as of December 12, 2001 (the "INDENTURE"), among the Company, the guarantor parties thereto (the "GUARANTORS") and U.S. Bank,

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March 29, 2002
Page 2


N.A., as trustee (the "TRUSTEE"). Unless the context otherwise requires, each capitalized term used and not defined herein shall have the meaning given such term in the Indenture.

For the purpose of rendering the opinions expressed below, we have reviewed originals or copies of the following documents:

         (i) the Certificate or Articles of Incorporation, as applicable, Certificate of Limited Partnership or Certificate of Organization, as certified by the Secretary or Department of State of the state of incorporation or organization of the Company and each of the Guarantors, as applicable, in each case as amended to date, as applicable;

         (ii) the Bylaws, Agreement of Limited Partnership or Operating Agreement, as certified by the secretary, partner or other appropriate officer of the Company and each of the Guarantors, as applicable, in each case as amended to date, as applicable;

         (iii) records of the corporate, limited partnership or limited liability company proceedings of the Company and each of the Guarantors, as applicable;

         (iv) certificates of officers and representatives of the Company and the Guarantors, dated the date hereof, certifying as to certain factual matters relevant to the opinions provided below; and

         (v) such other statutes, instruments and documents as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed.

Our opinions expressed below are limited solely to matters governed by: (i) the laws of the State of New York; (ii) the Delaware General Corporation Law; and
(iii) the Revised Uniform Limited Partnership Act, as adopted in Delaware. We have not considered and express no opinion on the laws of any other jurisdiction.

We have assumed, with your consent and without independent verification, for the purpose of the opinions expressed below, that no mutual mistake, misunderstanding or fraud exists with respect to any of the matters relevant to such opinions. We also have assumed, with your consent and without independent verification, for the purpose of the opinions expressed below, that (i) the Trustee has full power and authority or the requisite capacity to execute, to deliver and to perform its obligations under the Indenture and the New Notes and under the documents required or permitted to be delivered and performed thereunder; (ii) the Indenture and the New Notes have been duly authorized by all necessary action of the Trustee, have been fully executed by the Trustee and have been duly delivered by the Trustee; and (iii) the Indenture is or will be the legal, valid and binding obligation of, and enforceable against, the Trustee.

In connection with the opinions expressed below, the enforceability of the New Notes and the guarantees to be endorsed on the New Notes are subject to the effect of generally applicable rules of law that: (i) limit the availability of a remedy under certain circumstances where another remedy has been elected; (ii) based on federal or state securities laws or public policy relating thereto, limit rights to indemnification and contribution; (iii) may, where less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (iv) may, in the absence of a waiver or consent, discharge a guarantor to the extent that guaranteed debt is materially modified.

In addition, we express no opinion as to: (i) the subject matter jurisdiction of the United States courts located in New York to adjudicate any controversy relating to the New Notes and the guarantees to be




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March 29, 2002
Page 3


endorsed on the New Notes; or (ii) the enforceability of the choice of New York law or whether any court outside the State of New York would give effect to such choice of law.

Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion, subject to the limitations and qualifications set forth herein, as follows:

         (i) The New Notes have been duly authorized by the Company and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in the Exchange Offer in exchange for the Old Notes, the New Notes will have been validly executed and delivered and will be the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (ii) The guarantee to be endorsed on the New Notes by each of the Guarantors has been duly authorized by each such Guarantor and, when the New Notes have been issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in the Exchange Offer in exchange for the Old Notes, and when such guarantee has been executed and delivered by each Guarantor, such guarantee will have been validly executed and delivered by each such Guarantor and will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement as having passed upon certain legal matters in connection with the New Notes. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. The opinions expressed herein are for the sole use and benefit of, and may only be relied upon by, the Company and the Guarantors, and are not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than the Exchange Offer or by or to any other person without our prior written consent.

Very truly yours,


/s/ Haynes and Boone, LLP